NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF OF 2016

CHICAGO – July 28, 2016 – Old Republic International Corporation (NYSE: ORI) today reported moderately improved results for the first six months of this year. Pretax operating earnings rose 5.1 percent and 3.8 percent in the second quarter and first half of 2016, respectively. For each of these periods, earnings were most positively affected by greater profits in the run-off RFIG segment as litigation cost provisions were relatively less burdensome. In combination, Old Republic's core General and Title insurance groups produced moderately lower year-over-year earnings in the second quarter of 2016, while first half results were essentially unchanged. As the table immediately below indicates, realized net investment gains enhanced pretax and net income to different degrees in each of the periods reported upon.

Financial Highlights (a)
	Quarters Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating revenues:
General insurance	$845.8	$810.1	$1,670.5	$1,613.1
Title insurance	533.8	511.1	1,017.5	947.8
Corporate and other	7.2	9.4	14.5	16.5
Subtotal	1,386.9	1,330.6	2,702.6	2,577.5
RFIG run-off business	48.5	62.6	102.3	127.1
Total	$1,435.5	$1,393.3	$2,804.9	$2,704.6
Pretax operating income (loss):
General insurance	$80.0	$85.1	$167.1	$167.1
Title insurance	44.6	47.7	66.0	63.6
Corporate and other	3.0	2.5	4.9	4.1
Subtotal	127.7	135.3	238.2	234.9
RFIG run-off business	14.3	(0.1)	42.0	35.0
Total	142.1	135.1	280.3	270.0
Realized investment gains (losses):
From sales	6.6	16.6	50.8	35.5
From impairments	-	-	-	-
Net realized investment gains (losses)	6.6	16.6	50.8	35.5
Consolidated pretax income (loss)	148.8	151.8	331.1	305.6
Income taxes (credits)	47.7	49.7	107.1	100.0
Net income (loss)	$101.0	$102.0	$224.0	$205.5
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.19	$0.19	$0.39	$0.38
Title insurance	0.10	0.11	0.15	0.14
Corporate and other	0.02	0.02	0.04	0.04
Subtotal	0.31	0.32	0.58	0.56
RFIG run-off business	0.03	-	0.09	0.08
Total	0.34	0.32	0.67	0.64
Net realized investment gains (losses)	0.01	0.04	0.11	0.08
Net income (loss)	$0.35	$0.36	$0.78	$0.72
Cash dividends paid per share	$0.1875	$0.1850	$0.3750	$0.3700
Ending book value per share			$16.89	$15.16

(a) Unaudited; All amounts in this report are stated in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic's core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The timing of realized investment gain or loss recognition can be highly discretionary due to such factors as individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since 2013, asset management operations have in part been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major elements affecting this segment's performance for each of the periods reported upon.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Net premiums earned	$741.8	$709.3	4.6%	$1,460.8	$1,412.7	3.4%
Net investment income	77.7	74.7	4.0	156.3	148.5	5.3
Other income	26.2	25.9	1.0	53.3	51.8	2.9
Operating revenues	845.8	810.1	4.4	1,670.5	1,613.1	3.6
Benefits and claim costs	532.3	520.2	2.3	1,057.2	1,039.1	1.7
Sales and general expenses	218.9	193.4	13.2	417.9	384.3	8.7
Interest and other costs	14.5	11.3	28.6	28.1	22.4	25.4
Total operating expenses	765.8	724.9	5.6	1,503.3	1,445.9	4.0
Pretax operating income (loss)(*)	$80.0	$85.1	-5.9%	$167.1	$167.1	-%

Benefit and claim ratio	71.8%	73.3%		72.4%	73.6%
Expense ratio	26.0	23.6		25.0	23.5
Composite underwriting ratio	97.8%	96.9%		97.4%	97.1%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $15.2 and $21.2 of pretax operating losses for the second quarter and first half of 2016, and $20.5 and $24.9 of pretax operating losses for the second quarter and first half of 2015, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

General Insurance pretax operating earnings were partially constrained by lower underwriting profitability in this year’s second quarter. For the first half of the year, however, the segment's operating earnings benefitted from moderately higher net investment income joined to relatively stable underwriting profitability.

Low single digit earned premium growth prevailed for the latest quarter and year-to-date periods. Premium trends for both 2016 periods were most positively affected by gains in commercial automobile (trucking), in certain other coverages such as home and auto warranty, and by the emerging premium production of a new underwriting facility established in early 2015. Growth was somewhat hindered in the 2016 interim periods due to declining volume in a large account construction book of business, operating in a very competitive environment.

General Insurance benefit and claim cost ratios were relatively flat for the respective quarterly and first half periods of 2016 and 2015. In addition to estimates of current year costs, 2016 ratios are inclusive of (0.7) and (0.2) percentage point reductions emanating from favorable developments of prior years' reserves in the second quarter and first half of 2016, respectively. By contrast, the corresponding ratios for 2015 are inclusive of 0.9 and 1.0 percentage point additions stemming from unfavorable developments of previously established reserves, respectively. Relatively higher expense ratios in 2016's periods stemmed principally from higher costs incurred in a start-up business and increased litigation cost provisions by comparison to the same periods in 2015.

Quarterly or year-to-date fluctuations in the reported benefits and claims ratio trends are not particularly meaningful in evaluating Old Republic's liability insurance-oriented mix of business. Management currently anticipates, however, that recent years' uptrends in these ratios should abate and revert gradually to currently targeted annual averages in the high 60%s to low 70%s.

Old Republic International Corporation

Title Insurance Results – Year-over-year earnings edged down in this year's second quarter while first half results continued along the positive path set in recent years.

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Net premiums and fees earned	$524.5	$502.7	4.3%	$998.7	$931.0	7.3%
Net investment income	8.9	7.9	12.5	18.0	15.9	13.3
Other income	0.3	0.4	-6.2	0.7	0.8	-10.2
Operating revenues	533.8	511.1	4.5	1,017.5	947.8	7.4
Claim costs	26.8	25.1	6.9	51.2	48.9	4.7
Sales and general expenses	460.4	436.4	5.5	896.1	831.1	7.8
Interest and other costs	1.9	1.8	1.9	4.0	4.0	-0.7
Total operating expenses	489.2	463.4	5.6	951.4	884.1	7.6
Pretax operating income (loss)	$44.6	$47.7	-6.4%	$66.0	$63.6	3.8%

Claim ratio	5.1%	5.0%		5.1%	5.3%
Expense ratio	87.7	86.7		89.7	89.2
Composite underwriting ratio	92.8%	91.7%		94.8%	94.5%

The continuation of a favorable mortgage rate environment and improving housing and commercial property markets led to higher revenues from title premiums and fees in this year's second quarter and first six months. The improvements were achieved in spite of adverse effects that recently implemented mortgage disclosure rules are having on the consummation of real estate transactions.

As the above table shows, 2016 underwriting margins were compressed to a relatively small degree. Claims ratios were essentially unchanged, but expense ratios climbed slightly as operating costs rose at a faster pace than title premiums and fees revenues. While a smaller component of title profitability, net investment income rose in both periods as it benefitted from moderately higher yields on a larger bond and common stock investment portfolio.

RFIG Run-off Business Results – The table below shows the operating components of this run-off book of business and their contributions to combined results.

	RFIG Run-off Business
	Quarters Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
A. MI:
Net premiums earned	$38.7	$50.1	-22.7%	$83.1	$102.7	-19.1%
Net investment income	5.5	6.0	-9.3	11.2	12.2	-8.4
Claim costs	9.3	30.5	-69.5	19.9	44.1	-54.7
Pretax operating income (loss)	$29.9	$20.8	43.6%	$64.0	$60.9	5.2%

Claim ratio	24.0%	60.9%		24.0%	42.9%
Expense ratio	13.0	9.6		12.4	9.7
Composite underwriting ratio	37.0%	70.5%		36.4%	52.6%

B. CCI(*):
Net premiums earned	$4.0	$6.2	-35.5%	$7.4	$11.6	-36.3%
Net investment income	0.2	0.2	28.6	0.5	0.4	29.6
Benefits and claim costs	19.3	26.8	-28.0	28.8	36.8	-21.7
Pretax operating income (loss)	$(15.6)	$(21.0)	25.8%	$(21.9)	$(25.8)	15.0%

Claim ratio	484.0%	433.2%		387.5%	315.1%
Expense ratio	12.9	9.4		14.8	9.3
Composite underwriting ratio	496.9%	442.6%		402.3%	324.4%

C. Total MI and CCI run-off business:
Net premiums earned	$42.7	$56.3	-24.1%	$90.5	$114.4	-20.9%
Net investment income	5.7	6.3	-8.0	11.7	12.6	-7.2
Benefits and claim costs	28.6	57.4	-50.1%	48.8	80.9	-39.7
Pretax operating income (loss)	$14.3	$(0.1)	N/M	$42.0	$35.0	20.1%

Claim ratio	67.1%	101.9%		53.9%	70.8%
Expense ratio	13.0	9.6		12.6	9.7
Composite underwriting ratio	80.1%	111.5%		66.5%	80.5%

Old Republic International Corporation

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $15.2 and $21.2 of pretax operating losses for the second quarter and first half of 2016, and $20.5 and $24.9 of pretax operating losses for the second quarter and first half of 2015, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Consistent with a run-off operating mode, further declines in earned premiums were posted by the MI and CCI lines. Investment income for MI was also lower as reduced premium volume and ongoing claim payments created downward pressure on the invested asset base.

Year-over-year comparisons of the MI claim ratio were positive. The lower ratios for both 2016 periods were attributable to continued declines in reported delinquencies and higher rates at which reported defaults are cured or otherwise resolved without payment. Moreover, 2016 MI claims costs were less affected by litigation costs that impacted adversely last year's claim ratio. Additionally, favorable developments of previously established claim reserves lowered claim ratios by 41.9 and 40.5 percentage points in the second quarter and first half of 2016, respectively. For 2015, the reductions amounted to 80.6 percentage points for both periods.

Year-to-year comparisons of the much smaller CCI run-off line reflected similarly negative trends in earned premiums, but much greater volatility in claims costs and the resultant claim ratios. The latter were particularly impacted by changes in estimates of ongoing litigation costs.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net premiums earned	$4.7	$5.0	$9.5	$9.7
Net investment income	2.4	4.1	5.1	7.5
Other income	-	0.1	(0.1)	(0.6)
Operating revenues	7.2	9.4	14.5	16.5
Benefits and claim costs	4.9	5.3	9.5	9.2
Insurance expenses	2.1	1.1	4.3	3.3
Corporate, interest and other expenses - net	(2.9)	0.4	(4.3)	(0.1)
Total operating expenses	4.1	6.8	9.5	12.4
Pretax operating income (loss)	$3.0	$2.5	$4.9	$4.1

Old Republic International Corporation

Consolidated Results – The consolidated changes and occurrences in Old Republic's segmented business for the most recent interim periods are shown in the following table:

	ORI Consolidated
	Quarters Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Net premiums and fees earned	$1,313.9	$1,273.5	3.2%	$2,559.6	$2,467.9	3.7%
Net investment income	94.9	93.1	1.9	191.2	184.6	3.6
Other income	26.6	26.5	0.2	53.9	52.0	3.7
Operating revenues	1,435.5	1,393.3	3.0	2,804.9	2,704.6	3.7
Benefits and claim costs	592.8	608.1	-2.5	1,166.9	1,178.3	-1.0
Sales and general expenses	689.9	639.7	7.8	1,336.3	1,235.5	8.2
Interest and other costs	10.6	10.2	4.0	21.3	20.7	3.0
Total operating expenses	1,293.4	1,258.1	2.8	2,524.6	2,434.6	3.7
Pretax operating income (loss)	142.1	135.1	5.1	280.3	270.0	3.8
Income taxes (credits)	45.3	43.9	3.3	89.3	87.6	1.9
Net operating income (loss)	96.7	91.2	6.0	190.9	182.4	4.7
Realized investment gains (losses)	6.6	16.6	-59.9	50.8	35.5	43.0
Income taxes (credits) on realized investment gains (losses)	2.3	5.8	-59.9	17.8	12.4	42.9
Net realized investment gains (losses)	4.3	10.8	-59.9	33.0	23.1	43.0
Net income (loss)	$101.0	$102.0	-1.0%	$224.0	$205.5	9.0%

Claim ratio	45.1%	47.8%	45.6%	47.7%
Expense ratio	50.3	47.9	49.8	47.7
Composite underwriting ratio	95.4%	95.7%	95.4%	95.4%

Consolidated operating cash flow			$163.8	$303.7	-46.1%

Consolidated operating cash flow was additive to investable funds in the amount of $163.8 and $303.7 for the first six months of 2016 and 2015, respectively. Excluding the MI and CCI operating cash flows, these amounts would be $218.7 and $387.7, respectively.

The sum total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:
	Quarters Ended June 30,			Six Months Ended June 30,
Pretax operating income:	2016	2015	Change	2016	2015	Change
Underwriting and related services:
All segments except RFIG	$49.2	$58.7	-16.1%	$80.0	$83.7	-4.4%
RFIG run-off	8.5	(6.4)	231.7	30.3	22.3	35.5
Subtotal	57.8	52.2	10.7	110.4	106.1	4.0
Net investment income	94.9	93.1	1.9	191.2	184.6	3.6
Interest and other costs	(10.6)	(10.2)	4.0	(21.3)	(20.7)	3.0
Total	142.1	135.1	5.1	280.3	270.0	3.8
Realized investment gains(losses)	6.6	16.6	-59.9	50.8	35.5	43.0
Consolidated pretax income	$148.8	$151.8	-2.0%	$331.1	$305.6	8.4%

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested asset balances as well as the shareholders’ equity account at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		June 30,	Dec. 31,	June 30,	June '16/	June '16/
		2016	2015	2015	Dec. '15	June '15
	Cash and invested assets:
	Carried at fair value	$11,509.5	$11,119.6	$11,286.4	3.5%	2.0%
	Carried at amortized cost	629.2	355.8	62.4	76.8	N/M
	Total per balance sheet	$12,138.7	$11,475.5	$11,348.8	5.8%	7.0%
	Cost basis	$11,409.6	$11,284.5	$10,927.3	1.1%	4.4%

Shareholders' equity:	Total	$4,378.0	$3,880.8	$3,937.4	12.8%	11.2%
	Per common share	$16.89	$15.02	$15.16	12.5%	11.4%

	Composition of shareholders' equity per share:
	Equity before items below	$15.40	$14.91	$14.44	3.3%	6.6%
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	1.49	0.11	0.72
	Total	$16.89	$15.02	$15.16	12.5%	11.4%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$15.70	$14.06	$14.22	11.7%	10.4%
	RFIG run-off segment	1.19	0.96	0.94
	Total	$16.89	$15.02	$15.16	12.5%	11.4%

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts. As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of June 30, 2016, the consolidated investment portfolio reflected an allocation of approximately 80 percent to fixed-maturity and short-term investments, and 20 percent to equities. Investments in high quality, dividend-paying equity securities have been emphasized since 2013, while the asset quality of the fixed maturity portfolio remains at high levels.

Changes in shareholders' equity per share are shown in the following table. As indicated, the changes resulted mostly from each period's net income, increased dividend payments to shareholders, and changes in the value of invested assets carried at fair value.
	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Six Months Ended		Ended
	June 30,	June 30,		Dec. 31,
	2016	2016	2015	2015
Beginning balance	$16.00	$15.02	$15.15	$15.15
Changes in shareholders' equity:
Net operating income (loss)	0.37	0.74	0.70	1.40
Net realized investment gains (losses):
From sales	0.02	0.13	0.09	0.23
From impairments	-	-	-	-
Subtotal	0.02	0.13	0.09	0.23
Net unrealized investment gains (losses)	0.68	1.35	(0.38)	(0.96)
Total realized and unrealized investment gains (losses)	0.70	1.48	(0.29)	(0.73)
Cash dividends	(0.19)	(0.38)	(0.37)	(0.74)
Stock issuance, foreign exchange, and other transactions	0.01	0.03	(0.03)	(0.06)
Net change	0.89	1.87	0.01	(0.13)
Ending balance	$16.89	$16.89	$15.16	$15.02
Percentage change for the period	5.6%	12.5%	0.1%	-0.9%

Old Republic International Corporation

Capitalization – As the table below indicates, the major change in Old Republic's capitalization in the six months ended June 30, 2016 consisted of a 12.8% increase in the common shareholders' account.

	Capitalization(*)
	June 30,	December 31,	June 30,
	2016	2015	2015
Debt:
3.75% Convertible Senior Notes due 2018	$546.9	$546.0	$545.0
4.875% Senior Notes due 2024	395.4	395.1	394.8
ESSOP debt with an average yield of 3.9%	8.1	11.7	11.7
Other miscellaneous debt with an average yield of 1.8%	32.4	-	-
Total debt	982.9	952.8	951.6
Common shareholders' equity	4,378.0	3,880.8	3,937.4
Total capitalization	$5,361.0	$4,833.7	$4,889.1

Capitalization ratios:
Debt	18.3%	19.7%	19.5%
Common shareholders' equity	81.7	80.3	80.5
Total	100.0%	100.0%	100.0%

(*) Certain debt amounts have been reduced due to the reclassification of relatively immaterial debt issuance costs previously classified as deferred assets, in order to comply with a 2015 pronouncement by the Financial Accounting Standards Board.

The changes in common shareholders’ equity stem primarily from each periods net income, dividend payments to shareholders and changes in the value of invested assets carried at fair value.

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge or be incurred, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five or preferably ten year intervals. A ten year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, for premium rate changes to emerge in financial results, and for reserved claim costs to be quantified with greater finality and effect.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	About Old Republic
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation
	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2016	2015	2015
	Assets:
	Cash and fixed maturity securities	$9,684.1	$9,366.7	$9,276.3
	Equity securities	2,333.4	1,987.8	1,956.1
	Other invested assets	121.1	120.9	116.2
	Cash and invested assets	12,138.7	11,475.5	11,348.8
	Accounts and premiums receivable	1,519.1	1,310.2	1,405.2
Federal income tax recoverable:	Current	34.3	26.5	16.6
	Deferred	-	154.5	83.5
	Prepaid federal income taxes	82.4	63.3	63.3
	Reinsurance balances recoverable	3,328.3	3,183.6	3,459.3
	Sundry assets	888.2	887.8	890.1
	Total	$17,991.2	$17,101.6	$17,267.0
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,112.7	$1,945.1	$2,001.5
	Benefit and claim reserves	9,126.6	9,120.2	9,131.6
	Federal income tax payable: Deferred	48.6	-	-
	Debt	982.9	952.8	951.6
	Sundry liabilities	1,342.2	1,202.5	1,244.6
	Shareholders' equity	4,378.0	3,880.8	3,937.4
	Total	$17,991.2	$17,101.6	$17,267.0

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2016	2015	2016	2015	2016	2015
	Net premiums and fees earned	$1,313.9	$1,273.5	$2,559.6	$2,467.9	$5,271.1	$4,973.7
	Net investment income	94.9	93.1	191.2	184.6	395.3	361.9
	Other income	26.6	26.5	53.9	52.0	108.6	103.9
	Net realized investment gains (losses)	6.6	16.6	50.8	35.5	106.6	66.7
	Total revenues	1,442.2	1,410.0	2,855.7	2,740.2	5,881.7	5,506.3
	Benefits and claims	592.8	608.1	1,166.9	1,178.3	2,447.9	2,477.5
	Sales and general expenses	689.9	639.7	1,336.3	1,235.5	2,733.8	2,475.1
	Interest and other costs	10.6	10.2	21.3	20.7	42.5	35.1
	Total expenses	1,293.4	1,258.1	2,524.6	2,434.6	5,224.3	4,987.9
	Pretax income (loss)	148.8	151.8	331.1	305.6	657.3	518.4
	Income taxes (credits)	47.7	49.7	107.1	100.0	216.7	163.6
	Net income (loss)	$101.0	$102.0	$224.0	$205.5	$440.6	$354.7

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.39	$.39	$.87	$.79	$1.70	$1.37
	Diluted	$.35	$.36	$.78	$.72	$1.54	$1.25
	Components of earnings per share:
	Basic, net operating income (loss)	$.37	$.35	$.74	$.70	$1.43	$1.20
	Realized investment gains (losses)	.02	.04	.13	.09	.27	.17
	Basic net income (loss)	$.39	$.39	$.87	$.79	$1.70	$1.37
	Diluted, net operating income (loss)	$.34	$.32	$.67	$.64	$1.30	$1.10
	Realized investment gains (losses)	.01	.04	.11	.08	.24	.15
	Diluted net income (loss)	$.35	$.36	$.78	$.72	$1.54	$1.25
	Cash dividends on common stock	$.1875	$.1850	$.3750	$.3700	$.7450	$.7350
	Book value per share					$16.89	$15.16
	Common shares outstanding:
	Average basic	259,093,314	259,468,711	258,998,523	259,371,887	259,197,915	259,198,845
	Average diluted	296,069,028	295,987,501	295,923,078	295,852,949	296,064,182	295,629,170
	Actual, end of period					259,284,593	259,678,854

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$101.0	$102.0	$224.0	$205.5	$440.6	$354.7
	Post-tax net unrealized gains (losses)	175.4	(134.6)	349.9	(98.7)	199.7	(126.0)
	Other adjustments	1.4	1.7	7.9	(5.6)	(.6)	(69.3)
	Net adjustments	176.8	(132.9)	357.8	(104.4)	199.1	(195.4)
	Comprehensive income (loss)	$277.9	$(30.8)	$581.8	$101.1	$639.8	$159.3

Old Republic International C orporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $17.99 billion and common shareholders' equity of $4.37 billion, or $16.89 per share. Its current stock market valuation is approximately $5.16 billion, or $19.69 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2015, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 12.2 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.8 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.4 percent per share, and the regular cash dividend has grown at a 9.3 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter 2016 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 888-505-4375.

Interested parties may also listen to a replay of the call through August 4, 2016 by dialing 877-870-5176, passcode 2943563, or by accessing it on Old Republic International's website through August 28, 2016.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2015 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic, please write to:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue • Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com